BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

3/5/2020 3:49:00 PM

Work Order Number: W2020030501639
Reference Number: 20200526069
Through Date: 3/5/2020 3:49:00 PM
Corporate Name: THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20200526057	Amendment After Issuance of Stock	1

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Ashley Pion
Certificate Number: B20200305633963
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number E0551382007-1
Barbara K. Cegavske	Filing Number 20200526057
Secretary of State State Of Nevada	Filed On 3/5/2020 2:00:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Therapeutic Solutions International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 4 of the Articles of Incorporation of the Company is amended to read in full as follows:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 3,500,000,000 shares of Common Stock having a $.001 par value per share, and 5,000,000 shares of Preferred Stock having a $.001 par value per share. The Common and/or Preferred Stock of the Company may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions of the Board of Directors establishing the series.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57%

4. Effective date and time of filing: (optional) Date: 03/04/2020 Time: 8:00 am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

Nevada Business Identification # NV20071058174
Expiration Date: 08/31/2020

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/05/2020.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B20200305633953
You may verify this certificate online at http://www.nvsos.gov